SECURITY AGREEMENT
(OHI – Diversicare)

THIS SECURITY AGREEMENT (the “Security Agreement”) is made and entered into as of October 1, 2018, by and among the entities listed on Schedule 1 to this Agreement (collectively, the “Tenant”), the entities listed on Schedule 2 to this Agreement (collectively, the “Subtenants”), and DIVERSICARE MANAGEMENT SERVICES CO., a Tennessee corporation (“DMS”, and together with Tenant and the Subtenants, each being sometimes referred to individually as a “Debtor” and collectively as “Debtors”), and the entities listed on Schedule 3 to this Agreement (collectively, “Secured Party”).
RECITALS:
A.    Capitalized terms used and not otherwise defined herein shall have the meanings given them in Article I below.
B.    Tenant has executed and delivered to Secured Party a Master Lease dated as of the date of this Agreement (as such agreement may from time to time be amended, modified or supplemented, the “Master Lease”), pursuant to which Tenant is leasing from Secured Party the healthcare facilities identified therein.
C.    Simultaneously with the execution of the Master Lease, (i) DLC and DTI have entered into an Amended and Restated Master Sublease and (ii) DTI and each other Subtenant have executed a an Amended and Restated Sublease with respect to a Facility (collectively, the “Subleases”). DMS is executing this Security Agreement in its capacity as the UPL-IGT Manager of a permitted Hospital Transaction (each as defined in the Master Lease).
NOW, THEREFORE, in consideration of the foregoing and in order to induce Secured Party to enter into the Master Lease and to consent to the Subleases, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
ARTICLE I
DEFINITIONS
This Security Agreement is executed and delivered in connection with the Master Lease. Terms defined in the Commercial Code (as hereinafter defined) or in the Master Lease and not otherwise defined in this Security Agreement or in the Master Lease shall have the meanings ascribed to those terms in the Commercial Code. In addition to the other definitions contained herein, when used in this Security Agreement the following terms shall have the following meanings:
“Collateral” means the collateral described in Article II, Section 2 below.
“Commercial Code” means the Uniform Commercial Code, as enacted and in force from time to time in the State of Maryland.
“DLC” means Diversicare Leasing Corp., a Tennessee corporation.
“DTI” means Diversicare Texas I, LLC, Delaware limited liability company.
“Facilities” means the healthcare facilities leased pursuant to the Master Lease. The initial Facilities are identified on attached Schedule 4.
ARTICLE II
AGREEMENT
1.    GRANT OF SECURITY INTEREST.
(a)    Debtor hereby grants to Secured Party a security interest in the Collateral to secure the payment of all amounts now or hereafter due and owing to Secured Party from Tenant, the Subtenants and their Affiliates under the Master Lease and the other Lease Documents, or any extension or renewal thereof, and any and all other obligations incurred in connection therewith, whether direct or indirect, whether primary, secondary, absolute, contingent or otherwise, now or hereafter existing (including future advances), due or to become due, plus all interest, costs, out-of-pocket expenses and reasonable attorneys’ fees which may be made or incurred by Secured Party in the disbursement, administration, and collection thereof, and in the protection, maintenance, and liquidation of the Collateral (the “Liabilities”).
(b)    If the Debtor shall at any time acquire a commercial tort claim, as defined in Article 9 of the Commercial Code (“Article 9”), Debtor shall immediately notify the Secured Party, in a writing signed by Debtor, of the details thereof and grant to Secured Party in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Security Agreement, with such writing to be in form and substance satisfactory to Secured Party.
2.    COLLATERAL. The “Collateral” covered by this Security Agreement is all of the personal property described below that Debtor now owns or shall hereafter acquire or create, immediately upon the acquisition or creation thereof, wherever located, and consisting of the following:
All personal and fixture property of every kind and nature including, without limitation, all furniture, fixtures, equipment, raw materials, inventory, other goods, accounts, accounts receivable, contract rights (including rights under any management agreement or franchise agreement with respect to the Facilities), rights to the payment of money, prepaid items, choses in action, insurance refund claims and all other insurance claims and proceeds, commercial tort claims, chattel paper, electronic chattel paper, documents, instruments, securities and all other investment property (other than a security, whether certificated or uncertificated, in a subsidiary or affiliate of DLC or DMS), deposits, deposit accounts, rights to proceeds of letters of credit, letter-of-credit rights, supporting obligations of every nature, and general intangibles, including, without limitation, to the extent permitted by applicable law:

(i)
all tax refund claims, license fees, patents, patent applications, trademarks, trademark applications, trade names, copyrights, copyright applications, rights to sue and recover for past infringement of patents, trademarks and copyrights, computer programs, computer software, engineering drawings, service marks, customer lists, goodwill, and all licenses, permits, agreements of any kind or nature pursuant to which (a) the Debtor operates or has authority to operate, (b) the Debtor possesses, uses or has authority to possess or use property (whether tangible or intangible) of others, or (c) others possess, use, or have authority to possess or use property (whether tangible or intangible) of the Debtor; and

(ii)	all recorded data of any kind or nature, regardless of the medium of recording, including, without limitation, all software, writings, plans, specifications, and schematics; and

(iii)
to the extent permitted by law, all rights under that certain program of medical assistance, funded jointly by the federal government and the states, for impoverished individuals who are aged, blind and/or disabled, and/or members of families with dependent children, which program is more fully described in Title XIX of the Social Security Act (42 U.S.C. §§ 1396 et seq.) and the regulations promulgated thereunder; and

(iv)
to the extent permitted by law, all rights under that certain federal program providing health insurance for eligible elderly and other individuals, under which physicians, hospitals, skilled nursing homes, home health care, and other providers are reimbursed for certain covered services they provide to the beneficiaries of such program, which program is more fully described in Title XVIII of the Social Security Act (42 U.S.C. §§ 1395 et seq.) and the regulations promulgated thereunder; and

(v)
any and all contracts, authorizations, agreements or consents made by or on behalf of any patient or resident of any of the Facilities, or any other person seeking or obtaining services or goods from Debtor, pursuant to which Debtor provides skilled nursing care, intermediate care, personal care and/or assisted living facilities, or any form of patient or residential care, as well as related services (“Primary Intended Use”) at any of the Facilities (as such contracts, authorizations, agreements or consents may be amended, supplemented, renewed, replaced, extended or modified from time to time); including consents to treatment and assignments of payment of benefits; and

(vi)
to the extent permitted by law, the (a) operating licenses for each of the Facilities, any certificate of need, any other license, permit, approval or certificate which from time to time, may be issued or is required to be issued by the United States, any state or local government, or any agency or instrumentality of any of the foregoing with respect to the construction, installation or operation of any of the Facilities or any portion or component of any of the Facilities, the providing of any professional or other services by the Debtor, the purchase, sale, dispensing, storage, prescription or use of drugs, medications or the like by Debtor, or any other operations or businesses of Debtor at the Facilities; and (b) certifications and eligibility for participation by Debtor, in respect of its operation of any of the Facilities and any related businesses or operations at the Facilities, in programs or arrangements of or reimbursement from any third-party payors, including Medicare and Medicaid; and (c) all other licenses permits and certificates used or useful in connection with the ownership, operation, use or occupancy of any of the Facilities; and

(vii)
to the extent permitted by law, all rights to third-party reimbursement contracts for the Facilities which are now or hereafter in effect with respect to residents or patients qualifying for coverage under the same, including Medicare and Medicaid, managed care plans and private insurance agreements, and any successor program or other similar reimbursement program and/or private insurance agreements, now or hereafter existing; and

(viii)
all ledgers, printouts, papers, data, file materials and information pertaining to any of the above described property, relating to any account debtors in respect thereof, and/or to the operation of the Debtor’s business relating to the Facilities, and all rights of access to such books, records, ledgers, printouts, data, file materials and information, and all property in which such books, records, ledgers, printouts, data, file materials and information are stored wherever located, but excluding any computer readable memory and any computer hardware or software necessary to process such memory.

and all rights, remedies, powers and/or privileges of Debtor with respect to any of the foregoing and all proceeds therefrom owned by Debtor or in which Debtor has an interest, which are now or at any time hereafter in possession or under the control of Secured Party or in transit by mail or carrier to or from Secured Party or in the possession of any third party acting on behalf of Secured Party, without regard to whether Secured Party received the same in pledge, for safekeeping, as agent for collection or transmission or otherwise, or whether Secured Party has conditionally released the same; but specifically excluding all continuous quality improvement program, manuals and materials, management information systems, policy, procedure and educational manuals and materials, and similar proprietary property including any right to the use of the name “Diversicare”, or any derivative or trademark thereof, and any subsequent trade name adopted and which is commonly used as part of a long term marketing program among multiple facilities by Debtor and Affiliates of Debtor.
The Debtor acknowledges and agrees that, with respect to any term used herein that is defined in either (i) Article 9 in effect as of the date this Security Agreement is signed by the Debtor, or (ii) Article 9 as in force at any time hereafter, the meaning ascribed thereto with respect to any particular item of property shall be that under the more encompassing of the two definitions.
Notwithstanding anything in this Agreement to the contrary, DLC is only granting to Secured Party a security interest in Collateral to the extent such Collateral is located at, used in connection with, or arises out of the operation of, the Facilities, and DMS is only granting to Secured Party a security interest in Collateral to the extent such Collateral is located at, used in connection with, or arises out of the operation of, or is related to the Facility commonly known as Diversicare of Providence, 4915 Charlestown Road, New Albany, IN 47150.
Except with respect to DLC and DMS, the description of the Collateral to be included on any financing statements executed in connection herewith shall be as follows:
All personal and fixture property of Debtor, but excluding (i) any computer readable memory and any computer hardware or software necessary to process such memory, and (ii) all continuous quality improvement program, manuals and materials, management information systems, policy, procedure and educational manuals and materials, and similar proprietary property including any right to the use of the name “Diversicare”, or any derivative or trademark thereof, and any subsequent trade name adopted and which is commonly used as part of a long term marketing program among multiple facilities by Debtor and Affiliates of Debtor.
The Description of the Collateral to be included on any financing statements for DLC shall be as follows:
All personal and fixture property of Debtor which is located at, used in connection with, or arises out of the operation of, the Facilities, but excluding (i) any computer readable memory and any computer hardware or software necessary to process such memory, and (ii) all continuous quality improvement program, manuals and materials, management information systems, policy, procedure and educational manuals and materials, and similar proprietary property including any right to the use of the name “Diversicare”, or any derivative or trademark thereof, and any subsequent trade name adopted and which is commonly used as part of a long term marketing program among multiple facilities by Debtor and Affiliates of Debtor.
The Description of the Collateral to be included on any financing statements for DMS shall be as follows:
All personal and fixture property of Debtor which is located at, used in connection with, or arises out of the operation of, the healthcare facility commonly known as Diversicare of Providence, 4915 Charlestown Road, New Albany, IN 47150, but excluding (i) any computer readable memory and any computer hardware or software necessary to process such memory, and (ii) all continuous quality improvement program, manuals and materials, management information systems, policy, procedure and educational manuals and materials, and similar proprietary property including any right to the use of the name “Diversicare”, or any derivative or trademark thereof, and any subsequent trade name adopted and which is commonly used as part of a long term marketing program among multiple facilities by Debtor and Affiliates of Debtor
3. PERFECTION OF SECURITY INTEREST.
(b)    Perfection by Filing. Debtor hereby irrevocably authorizes Secured Party, at any time and from time to time, pursuant to the provisions of this Security Agreement, to take any and all actions Secured Party may reasonably determine to be necessary to assure that the security interests granted hereby are and remain perfected, including without limitation, filing financing statements, continuation statements and amendments thereto that describe the Collateral as all assets of Debtor or words of similar effect and which contain any other information required by Part 5 of Article 9 for the sufficiency or filing office acceptance of any financing statement, continuation statement or amendment, including whether that Debtor is an organization, the type of organization and any organization identification number(s) issued to the Debtor. Debtor agrees to furnish any such information to Secured Party promptly upon request. Any such financing statements, continuation statements or amendments may be signed by Secured Party on behalf of Debtor, and may be filed at any time in any jurisdiction deemed appropriate by Secured Party; provided that in any state in which an indebtedness tax is imposed upon the filing of a financing statement, Secured Party shall only file in such state if necessary under applicable law to perfect the security interest created pursuant to this Agreement or if Secured Party otherwise agrees to pay such indebtedness tax. Debtor further agrees to execute and deliver to Secured Party, concurrently with Debtor’s execution of this Security Agreement, and at any time or times hereafter at the request of Secured Party, all financing statements and continuation financing statements (where not covered by the first sentence of this paragraph), assignments, affidavits, reports, notices, letters of authority, vehicle title notations and all other documents that Secured Party may reasonably request, in a form reasonably satisfactory to Secured Party, to perfect and maintain perfected Secured Party’s security interests in the Collateral. Debtor also agrees to make appropriate entries on its books and records disclosing Secured Party’s security interests in the Collateral.
(c)    Other Perfection, etc. Debtor shall at any time and from time to time take such steps as Secured Party may reasonably request for Secured Party (i) to obtain an acknowledgment, in form and substance satisfactory to Secured Party, of any bailee having possession of any of the Collateral that the bailee holds such Collateral for the benefit of Secured Party, (ii) to obtain “control” of any investment property, deposit accounts, letter-of-credit rights or electronic chattel paper, with any agreements establishing control to be in form and substance satisfactory to Secured Party, and (iii) otherwise to insure the continued perfection and priority of Secured Party’s security interest in any of the Collateral and of the preservation of its rights therein. Debtor authorizes Secured Party to file financing statements describing any statutory liens held by Secured Party.
3.    WARRANTIES AND COVENANTS. In addition to the warranties and representations, if any, made in the Master Lease, as of the date of execution of this Security Agreement, Debtor warrants, represents and agrees that:

(a)
To the extent permitted by law, Debtor has rights in or the power to transfer the Collateral, and is and will be the lawful owner or lessee of all of the Collateral, with the right, to the extent permitted by law, to subject the Collateral to the security interests of Secured Party hereunder;

(b)
Except for the security interests in the Collateral herein granted to Secured Party and as may otherwise be permitted under the Master Lease, there are no other adverse claims, liens, restrictions on transfer or pledge, or security interests in the Collateral that are known to Debtor, and there are no financing statements covering any of the Collateral filed in any public office created by or known to Debtor prior to the date hereof. Debtor shall defend Secured Party against any claims and demands of any and all other persons to the Collateral inconsistent with this Security Agreement;

(c)	All of the Collateral that constitutes tangible personal property is or will be (upon delivery) located at the Facilities or at the chief executive offices of Debtor;

(d)
Except as permitted under the Master Lease or hereunder, Debtor shall not remove the Collateral from the Facilities or its chief executive offices without Secured Party’s prior written consent and shall not use or permit the Collateral to be used for any unlawful purpose whatsoever. Except as permitted under the Master Lease or hereunder, Debtor shall not remove any Collateral from the state in which the Facilities or its chief executive offices are located, without the prior written consent of Secured Party;

(e)
Except as permitted under the Master Lease, Debtor shall not conduct business under any name at the Facilities other than that given above or set forth on attached Schedule 1 and Schedule 2, nor will Debtor ( other than DMS) change or reorganize the type of business entity under which it presently does business, except upon prior and express written approval of Secured Party, which approval shall not be unreasonably withheld, and, if such approval is granted, Debtor agrees that all documents, instruments and agreements reasonably requested by Secured Party and relating to such change shall be prepared, filed and recorded at Debtor’s expense before the change occurs;

(f)
Debtor shall not remove any records concerning the Collateral located at the Facilities or its chief executive offices nor keep any of its records concerning the same at any other location unless written notice thereof is given to Secured Party at least ten (10) days prior to the removal of such records to any new addresses; and

(g)
Debtor has the right and power and is duly authorized to enter into this Security Agreement. The execution of this Security Agreement does not and will not constitute a breach of any provision contained in any agreement or instrument to which Debtor is or may become a party or by which Debtor is or may be bound or affected.

(h)
Debtor (other than DMS) shall not change its location (as that term is defined in Section 9.307 of the Commercial Code). DMS shall not change its location (as that term is defined in Section 9.307 of the Commercial Code) without providing Secured Party thirty (30) days prior written notice. Debtor shall not change its corporate name without providing Secured Party thirty (30) days prior written notice.

(i)
Debtor’s (i) chief executive office is located in the state of Tennessee, (ii) location (as that term is defined in Section 9.307 of the Commercial Code) is the State of Tennessee (as to DLC and DMS) and the State of Delaware as to the other Debtors (the “Debtor State”), (iii) exact legal name is as set forth in the first paragraph of this Security Agreement, and (v) filing number with the Debtor State is set forth on Schedule 1 and Schedule 2 and is 000244626 for DMS.

(j)
To the extent required under the Master Lease, the Debtor shall maintain the Collateral in good order and repair and with reasonable promptness make all necessary and appropriate repairs thereto of every kind and nature whether ordinary or extraordinary, foreseen or unforeseen, or arising by reason of a condition whether or not existing prior to the date of this Security Agreement. It is the intention of this provision that the level of maintenance of the Collateral shall be not less than that of a first class operator making use of the Collateral for its Primary Intended Use.

(k)
All agreements and papers required to be filed, registered or recorded in order to create in favor of the Secured Party a perfected lien in the Collateral are true and correct, have been, or will be, filed, registered or recorded in the appropriate filing offices, and to the best of Debtor’s knowledge no further or subsequent filing, refiling, registration, reregistration, recorded or rerecording is necessary in any jurisdiction, except as provided under applicable law with respect to the filing of continuation statements.

(l)
Except as otherwise permitted pursuant to the terms of this Security Agreement or the Master Lease, Debtor will not sell, lease assign, transfer, grant any other security interest in, pledge, license or otherwise dispose of or encumber any Collateral to any third party while this Security Agreement is in effect without the prior and express written consent of Secured Party.

4.    COLLECTION OF ACCOUNTS.
(a)    Secured Party conditionally authorizes Debtor to collect accounts from Debtor's account debtors provided, however, this privilege may be terminated by Secured Party at any time upon an Event of Default and, upon such Event of Default, Secured Party shall have all of Debtor's rights, title, and interest in the accounts (to the extent permitted under applicable law), including a right of stoppage in transit. After the occurrence of an Event of Default, Secured Party (to the extent permitted under applicable law) may notify any account debtor(s) of Secured Party's security interest in Debtor's accounts and shall be entitled to collect same, and, Debtor will thereafter receive all accounts payments as the agent of and as trustee for Secured Party and will deliver to Secured Party on the day of receipt, all checks, cash, drafts, acceptances, notes and other accounts payments and, until such delivery, Debtor shall not use or commingle any accounts payments and shall at all times keep all such remittances separate and apart from Debtor's own funds, capable of identification as the Secured Party’s property. After the occurrence of an Event of Default, Secured Party and its representatives are hereby authorized to endorse in Debtor's name, any item received by the Secured Party representing any payment on or proceeds of any of the Collateral, and may sign Debtor's name upon all accounts, invoices, assignments, financing statements, notices to debtors, bills of lading, storage receipts, or other instruments or documents in respect to the account debtors, the proceeds therefrom, or property related thereto. Debtor shall promptly give Secured Party copies of all accounts statements, accompanied by such additional information, documents, or copies thereof, as Secured Party may request. Debtor shall maintain all records with respect to the accounts of the Facilities and with respect to the general conduct and operation of Debtor's business at the Facilities, including balance sheets, operating statements and other financial information, in accordance with generally accepted accounting principles and as Secured Party may reasonably request.
(b)    Until such time as Secured Party shall notify Debtor of the revocation of such power and authority by reason of an Event of Default (and effective only during the continuance thereof), Debtor (i) may, only in the ordinary course of business, at its own expense, sell, lease or furnish under contracts of service any of the inventory normally held by Debtor for such purpose; (ii) may use and consume any raw materials, work in process or materials, the use and consumption of which is necessary in order to carry on Debtor’s business; (iii) replace equipment in accordance with the provisions of the Master Lease; and (iv) shall, at its own expense, endeavor to collect, as and when due, all amounts due with respect to any of the Collateral, including the taking of such action with respect to such collection as Secured Party may request or, in the absence of such request, as Debtor may deem advisable. A sale, lease, furnishing of services or other transfer of the Collateral as a partial or total satisfaction of any debt of Debtor shall not constitute a sale in the ordinary course of business.
5.    INSPECTIONS/INFORMATION. Debtor shall permit Secured Party or its agents upon reasonable written request and during business hours to have access to and to inspect any of the Collateral. Secured Party may from time to time inspect, check, make copies of, or extracts from the books, records and files of Debtor relating to the Collateral, and Debtor shall make the same available to Secured Party upon reasonable written notice and during business hours. Secured Party’s right of access and inspection shall be subject to any prohibitions or limitations on disclosure under applicable law, including the Health Insurance Portability and Accountability Act (“HIPAA”) and any so-called “Patient’s Bill of Rights” or similar legislation, including such limitations as may be necessary to preserve the confidentiality of the Facility-patient relationship and the physician-patient relationship. Debtor agrees to promptly supply Secured Party with such financial and other information concerning its financial and business affairs, assets and liabilities relating to the Collateral as Secured Party may from time to time request, and Debtor agrees that Secured Party or its agents may from time to time verify Debtor's continuing compliance with any of Debtor's warranties and covenants made in Paragraph 4 above, at Debtor's cost and expense.
6.    DEFAULT/REMEDIES.
(a)    The occurrence of any of the following shall constitute an Event of Default under this Security Agreement without any additional notice or grace period:
(i)    An Event of Default as defined in the Master Lease;
(ii)    Debtor fails to observe or perform any other term, covenant or condition of this Security Agreement and the failure is not cured by Debtor within a period of fifteen (15) days after written notice thereof from Secured Party, unless the failure cannot with due diligence be cured within a period of fifteen (15) days, in which case such failure shall not be deemed an Event of Default if and for so long as Debtor proceeds promptly and with due diligence to cure the failure and completes the cure prior to the time that the same causes a default under the Master Lease and prior to the time that the same results in civil or criminal penalties to Secured Party, Debtor, any affiliates of either or to the Facilities; however, in no event to exceed a period of sixty (60) days; or
(iii)    Any of the representations or warranties of the Debtor contained herein proves to be untrue when made in any material respect, the Secured Party or Collateral is materially and adversely affected thereby, and same is not cured within fifteen (15) days after written notice from Secured Party thereof.
(b)    Whenever an Event of Default shall have occurred and so long as its continues (and subject to the Intercreditor Agreement), Secured Party may exercise from time to time any rights and remedies, including the right to immediate possession of the Collateral, available to it under the Master Lease, this Security Agreement or applicable law. Secured Party shall have the right to hold any property then in or upon the Facilities (but excluding any property belonging to patients at the Facilities) at the time of repossession not covered by this Security Agreement until return is demanded in writing by Debtor. Debtor agrees, in case of the occurrence of an Event of Default and upon the request of Secured Party, to assemble, at its expense, all of the Collateral at a convenient place acceptable to Secured Party and to pay all costs of Secured Party of collection of all the Liabilities, and enforcement of rights hereunder, including reasonable attorneys’ fees and legal expenses, including participation in bankruptcy proceedings, and the expenses of locating the Collateral and the expenses of any repairs to any realty or other property to which any of the Collateral may be affixed or be a part. If the Collateral is disposed of at a public sale, the parties agree that (i) a public sale with at least ten (10) calendar days prior notice to Debtor and notice to the public by one publication in a local newspaper is commercially reasonable, and (ii) a disclaimer of warranties at a public or private sale is commercially reasonable. If any notification of intended disposition of any of the Collateral is required by law, such notification, if mailed, shall be deemed reasonably and properly given if sent at least ten (10) days before such disposition, by first class mail, postage prepaid, addressed to the Debtor either at the address set forth in the notice section hereof, or at any other address of the Debtor appearing on the records of Secured Party.
(c)    TO THE EXTENT PERMITTED BY LAW, DEBTOR AGREES THAT SECURED PARTY SHALL, UPON THE OCCURRENCE OF ANY EVENT OF DEFAULT, HAVE THE RIGHT TO PEACEFULLY RETAKE ANY OF THE COLLATERAL. DEBTOR WAIVES ANY RIGHT IT MAY HAVE, IN SUCH INSTANCE, TO A JUDICIAL HEARING PRIOR TO SUCH RETAKING.
(d)    The obligations of Debtor under this Security Agreement, the Master Lease and other agreements and instruments executed by Debtor and its Affiliates in connection with the Master Lease are cross-defaulted and cross-collateralized such that upon an Event of Default under the Master Lease, this Security Agreement and/or any such other agreements and instruments which evidence, secure or otherwise relate to the Master Lease, the Secured Party has the right to declare such Event of Default to be an Event of Default without the benefit of any notice or grace periods contained under any or all of this Security Agreement, the Master Lease and such other agreements and instruments and without limitation to resort to any or all of the Collateral and the other collateral securing such obligations in pursuit of its remedies thereunder.
(e)    Debtor acknowledges and agrees that in the event that any of the Collateral is sold by the Secured Party for credit, then credit shall be made against the Liabilities only as, if and when cash payments are actually received by the Secured Party for such Collateral.
7.    Intentionally omitted.
8.    GENERAL.
(a)    Time. Time shall be deemed of the essence with respect to this Security Agreement.
(b)    Condition of Collateral. Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if it takes such action for that purpose as Debtor requests in writing, but failure of Secured Party to comply with any such request shall not of itself be deemed a failure to exercise reasonable care. Failure of Secured Party to preserve or protect any rights with respect to such Collateral against any prior parties shall not be deemed a failure to exercise reasonable care in the custody and preservation of such Collateral.
(c)    Waivers. Any delay on the part of Secured Party in exercising any power, privilege or right under the Master Lease, this Security Agreement or under any other instrument or document executed by Debtor in connection herewith shall not operate as a waiver thereof. No single or partial exercise thereof, or the exercise of any other power, privilege or right shall preclude other or further exercise thereof, or the exercise of any other power, privilege or right. The waiver by Secured Party in writing of any default by Debtor shall not constitute a waiver of any subsequent defaults but shall be restricted to the default so waived.
(d)    Rights Cumulative. All rights, remedies and powers of Secured Party hereunder are irrevocable and cumulative, and nothing contained herein shall be construed as in any way modifying, limiting, creating an alternative to or exclusive of, and shall be in addition to all rights, remedies and power is given by the Master Lease or the Commercial Code, or any other applicable rules of decision, regulations or laws now existing or hereafter enacted.
(e)    Rules of Construction. In this Security Agreement, words in the singular include the plural, and in the plural include the singular; words of the masculine gender include the feminine and the neuter, and when the sense so indicates words of the neuter gender may refer to any gender and the word “or” is disjunctive but not exclusive; and the words “include”, “including” or “includes” are not limiting terms. The captions and section numbers appearing in this Security Agreement are inserted only as a matter of convenience. They do not define, limit or describe the scope or intent of the provisions of this Security Agreement.
(f)    Severability. If any term or provision set forth in this Security Agreement shall be held invalid or unenforceable, the remainder of this Security Agreement, or the application of such terms or provisions to persons or circumstances, other than those to which it is held invalid or unenforceable, shall be construed in all respects as if such invalid or unenforceable term or provision were omitted.
(g)    Counterparts. This Security Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Security Agreement by signing and delivering one or more counterparts.
(h)    Successors. The terms of this Security Agreement shall be binding upon the Debtor, its successors, assigns, heirs, executors and personal representatives, including all “new debtors” within the meaning of the Commercial Code, and shall inure to the benefit of Secured Party, its successors and any holder, owner or assignee of any rights in the Master Lease and will be enforceable by them as their interest may appear.
(i)    Enforcement Expenses. In the event of any action to enforce this Security Agreement or to protect the security interest of Secured Party in the Collateral, or to protect, preserve, maintain, process, assemble, develop, insure, market or sell any Collateral, Debtor agrees to pay the costs owed and expenses thereof, together with reasonable and documented attorneys’ fees (including fees incurred in appeals and post judgment enforcement proceedings).
(j)    Choice of Law. THIS SECURITY AGREEMENT SHALL BE CONSTRUED, AND THE RIGHTS AND OBLIGATIONS OF THE DEBTOR AND SECURED PARTY SHALL BE DETERMINED, IN ACCORDANCE WITH THE LAWS OF THE STATE OF MARYLAND, EXCEPT THAT THE LAWS OF THE STATE WHERE THE COLLATERAL IS LOCATED SHALL GOVERN THIS SECURITY AGREEMENT (A) TO THE EXTENT NECESSARY TO PERFECT AND/OR ENFORCE THE LIENS CREATED BY THIS SECURITY AGREEMENT AND TO THE EXTENT NECESSARY TO OBTAIN THE BENEFIT OF THE RIGHTS AND REMEDIES SET FORTH HEREIN WITH RESPECT TO THE COLLATERAL, AND (B) FOR PROCEDURAL REQUIREMENTS THAT MUST BE GOVERNED BY THE LAWS OF THE STATE IN WHICH THE COLLATERAL IS LOCATED.
(k)    Jurisdiction, Venue, Service of Process. DEBTOR CONSENTS TO IN PERSONAM JURISDICTION BEFORE THE STATE AND FEDERAL COURTS OF THE STATE IN WHICH THE COLLATERAL IS LOCATED AND MARYLAND AND AGREES THAT ALL DISPUTES CONCERNING THIS SECURITY AGREEMENT BE HEARD IN THE STATE AND FEDERAL COURTS LOCATED IN THE STATE IN WHICH THE COLLATERAL IS LOCATED OR IN MARYLAND. DEBTOR AGREES THAT SERVICE OF PROCESS MAY BE EFFECTED UPON IT UNDER ANY METHOD PERMISSIBLE UNDER THE LAWS OF THE STATE IN WHICH THE COLLATERAL IS LOCATED OR MARYLAND, AND DEBTOR IRREVOCABLY WAIVES ANY OBJECTION TO VENUE IN THE STATE AND FEDERAL COURTS OF THE STATE IN WHICH THE COLLATERAL IS LOCATED AND MARYLAND.
(l)    Amendments. No amendment to this Security Agreement shall be effective unless the same shall be in writing and signed by the party to be charged.
(m)    Notices. All notices, demands or requests required or permitted to be given to any party hereto shall be given and deemed effective as provided in the Master Lease. The parties hereby agree that a notice sent as specified in this paragraph at least ten (10) days before the date of any intended public sale or the date after which any private sale or other intended disposition of the Collateral is to be made shall be deemed to be reasonable notice of such sale or other disposition.
(n)    Joint Preparation. This Security Agreement shall be deemed to have been prepared jointly by the parties hereto. Any ambiguity herein shall not be interpreted against any party hereto and shall be interpreted as if each of the parties hereto had prepared this Security Agreement.
(o)    Entire Agreement. This Security Agreement, the schedules and exhibits hereto and the agreements and instruments required to be executed and delivered hereunder set forth the entire agreement of the parties with respect to the subject matter hereof and supersede and discharge all prior agreements (written or oral) and negotiations and all contemporaneous oral agreements concerning such subject matter and negotiations. There are no oral conditions precedent to the effectiveness of this Security Agreement.
(p)    Joint and Several. If more than one Debtor has signed this Security Agreement, their obligations shall be joint and several.
(q)    Agency Appointment. Each entity comprising Secured Party appoints each other entity comprising Secured Party as its contractual representative for the purpose of administering and enforcing the terms and conditions of this Agreement; provided, however, that no Secured Party may, as an agent for any other Secured Party, release any collateral or modify or amend this Agreement, each of which shall require the written consent of all Secured Parties. It is expressly understood and agreed that no Secured Party, as agent, shall have any fiduciary responsibilities to any other Secured Party by reason of this Agreement. In its capacity as the Secured Parties’ contractual representative, each Secured Party (i) is a "representative" of the Secured Parties within the meaning of the term "secured party" as defined in the Uniform Commercial Code and (ii) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement. Each Secured Party, as a contractual representative, shall have and may exercise such powers under this Agreement as are specifically delegated by the terms of hereof, together with such powers as are reasonably incidental thereto. No Secured Party shall have any implied duties to the other Secured Parties, or any obligation to the other Secured Parties to take any action hereunder.
(r)    Release. Upon the full payment, satisfaction and discharge of the Liabilities herein secured, the security interest provided for herein shall terminate and Secured Party shall file, register or record, or authorize Debtors in writing to file, register or record, UCC-3 termination statements or other appropriate evidence of such termination with the appropriate filing offices in all jurisdictions necessary to evidence such termination.
(Signature Pages Follow)

IN WITNESS WHEREOF, the parties have executed this Security Agreement as of the date first written above.
TENANT:
DIVERSICARE LEASING CORP.

By:    /s/James R. McKnight, Jr.
Name:    James R. McKnight, Jr.
Its:    President and Chief Executive Officer

DIVERSICARE OF CHATEAU, LLC
DIVERSICARE OF RIVERSIDE, LLC
DIVERSICARE OF ST. JOSEPH, LLC
DIVERSICARE OF PROVIDENCE, LLC
DIVERSICARE OF ST. THERESA, LLC
DIVERSICARE OF SIENA WOODS, LLC
DIVERSICARE OF BRADFORD PLACE, LLC
DIVERSICARE OF NICHOLASVILLE, LLC
DIVERSICARE OF SENECA PLACE, LLC
DIVERSICARE OF GREENVILLE, LLC
Each a Delaware limited liability company

By:    Diversicare Leasing Company II, LLC, its sole member

By:    /s/James R. McKnight, Jr.
Name:    James R. McKnight, Jr.
Its:    President and Chief Executive Officer

DIVERSICARE HIGHLANDS, LLC
A Delaware limited liability company

By:    Diversicare Leasing Corp., its sole member

By:    /s/James R. McKnight, Jr.
Name:    James R. McKnight, Jr.
Its:    President and Chief Executive Officer

SUBTENANTS:

DIVERSICARE TEXAS I, LLC

By:    /s/James R. McKnight, Jr.
Name:    James R. McKnight, Jr.
Title:    President and Chief Executive Officer

DIVERSICARE BALLINGER, LLC
DIVERSICARE DOCTORS, LLC
DIVERSICARE ESTATES, LLC
DIVERSICARE HUMBLE, LLC
DIVERSICARE KATY, LLC
DIVERSICARE NORMANDY TERRACE, LLC
DIVERSICARE TREEMONT, LLC
DIVERSICARE PARIS, LLC

By: Diversicare Texas I, LLC
sole Member

By:     /s/James R. McKnight, Jr.
Name:    James R. McKnight, Jr.
Title:    President and Chief Executive Officer

DMS:

DIVERSICARE MANAGEMENT SERVICES CO., a Tennessee corporation

By:    /s/James R. McKnight, Jr.
Name:    James R. McKnight, Jr.
Title:    President and Chief Executive Officer

SECURED PARTY:

STERLING ACQUISITION, LLC
STEVENS AVENUE PROPERTY, L.L.C.
ST. JOSEPH MISSOURI PROPERTY, L.L.C.
OHIO INDIANA PROPERTY, L.L.C.
NICHOLASVILLE KENTUCKY PROPERTY, L.L.C.
LOUISVILLE DUTCHMANS PROPERTY, L.L.C.
GREENVILLE KENTUCKY PROPERTY, L.L.C.

By:    /s/Megan M. Ames
Name:    Megan M. Ames
Title:    Senior Vice President - Operations

SCHEDULE 1
TENANTS

ENTITY	ORG. ID#	STATE
Diversicare Leasing Corp.	184309	Tennessee
Diversicare of Chateau, LLC	5543771	Delaware
Diversicare of Riverside, LLC	5543777	Delaware
Diversicare of St. Joseph, LLC	5543776	Delaware
Diversicare of Providence, LLC	5371371	Delaware
Diversicare of St. Theresa, LLC	5371372	Delaware
Diversicare of Siena Woods, LLC	5371369	Delaware
Diversicare of Bradford Place, LLC	5371370	Delaware
Diversicare of Nicholasville, LLC	5518692	Delaware
Diversicare of Seneca Place, LLC	5364461	Delaware
Diversicare of Greenville, LLC	5584479	Delaware

SCHEDULE 2

SUBTENANTS:

ENTITY	ORG. ID#	STATE
Diversicare Texas I, LLC	4388082	Delaware
Diversicare Ballinger, LLC	4388083	Delaware
Diversicare Doctors, LLC	4388084	Delaware
Diversicare Estates, LLC	4388085	Delaware
Diversicare Humble, LLC	4388087	Delaware
Diversicare Katy, LLC	4388088	Delaware
Diversicare Normandy Terrace, LLC	4388089	Delaware
Diversicare Treemont, LLC	4388090	Delaware
Diversicare Paris, LLC	4421472	Delaware

SCHEDULE 3

Secured Party

Sterling Acquisition, LLC, the successor by conversion to Sterling Acquisition Corp.
Stevens Avenue Property, L.L.C.
St. Joseph Missouri Property, L.L.C.
Ohio Indiana Property, L.L.C.
Nicholasville Kentucky Property, L.L.C.
Louisville Dutchmans Property, L.L.C.
Greenville Kentucky Property, L.L.C.

SCHEDULE 4

INITIAL FACILITIES:

Facility
1.	Best Care, Inc. 2159 Dogwood Ridge Wheelersburg, OH 45694
2.	Boyd Nursing and Rehab Center 12800 Princeland Drive Ashland, KY 41102
3.	Canterbury Health Center 1720 Knowles Road Phoenix City, AL 36867
4.	Carter Nursing & Rehab Center 250 McDavid Boulevard, P.O. Box 904 Grayson, KY 41143
5.	Elliott Nursing & Rehab Center Howard Creek Road, P.O. Box 694, Route 32 East Sandy Hook, KY 41171
6.	Hardee Manor Care Center 401 Orange Place Wauchula, FL 33873
7.	Laurel Manor Health Center 902 Buchanan Road, P.O. Box 505 New Tazewell, TN 37825
8.	Lynwood Nursing Home 4164 Halls Mill Road Mobile, AL 36693
9.	Manor House of Dover 537 Spring Street, P.O. Box 399 Dover, TN 37058
10.	Mayfield Rehab and Special Care Center 200 Mayfield Drive Smyrna, TN 37167
11.	Northside Health Care 700 Hutchins Ave Gadsden, AL 35901
12.	South Shore Nursing & Rehab Center James Hannah Drive, P.O. box 489 South Shore, KY 41175
13.	West Liberty Nursing & Rehab Center 774 Liberty Road, P.O. Box 219, Route 5 Wells Hill West Liberty, KY 41472
14.	Westside Health Care Center 4320 Judith Lane Huntsville, AL 35805
15.	Wurtland Nursing & Rehab Center 100 Wurtland Avenue, P.O. Box 677 Wurtland, KY 41144
16.	Doctors Healthcare 9009 White Rock Trail Dallas, TX 75238
17.	Estates at Ft. Worth 201 Sycamore School Road Fort Worth, TX 76134
18.	Heritage Oaks Estates 2001 N. 6th Street Ballinger, TX 76821
19.	Humble 8450 Will Clayton Parkway Humble, TX 77338
20.	IHS of Dallas at Treemont 5550 Harvest Hill Road Dallas, TX 75230
21.	Katy 1525 Tull Drive Katy, TX 77499
22.	Normandy Terrace 841 Rice Road San Antonio, TX 78220
23.	Brentwood Terrace 2885 Stillhouse Road Paris, TX 75460
24.	Highlands Nursing and Rehabilitation Center 1705 Stevens Avenue Louisville, KY 40205
25.	Chateau Care Center 811 N. Ninth Street St. Joseph, MO 64501
26.	Riverside Care Center 1616 Weisenborn Road St. Joseph, MO 64507
27.	The Inn 3002 N. 18th Street St. Joseph, MO 64505
28.	Diversicare of Bradford Place (fka Mercy Schroder) 1302 Millville Avenue Hamilton, OH 45013
29.	Diversicare of Providence 4915 Charlestown Road New Albany, IN 47150
30.	Diversicare of Siena Woods 6125 North Main Street Dayton, OH 45415
31.	Diversicare of St. Theresa 7010 Rowan Hill Drive Cincinnati, OH 45227
32.	Royal Manor Health Care 100 Sparks Avenue Nicholasville, KY 40356
33.	Twinbrook Nursing and Rehabilitation Center 3526 Dutchman's Lane Louisville, KY 40205
34.	Belle Meade Home 521 Greene Dr. Greenville, KY 42345

24516935.4

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Derwent – 9.25.18